UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: November 26, 2008): November 26, 2008

NEW YORK & COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of principal executive offices, including Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 26, 2008, the Company issued a press release announcing that its Board of Directors has authorized the repurchase of up to 3,750,000 shares over the next 12 months.  Repurchases, if any, will be made from time to time in the manner the Company believes appropriate, through open market or private transactions including through pre-established trading plans.

The Company’s majority stockholder has indicated that it intends to purchase up to 3,750,000 shares of the Company’s common stock through open market or private transactions including through pre-established trading plans. The majority stockholder has indicated that it intends to instruct the broker executing the purchases to first fulfill all of the Company’s purchase orders before any orders are filled on behalf of the majority stockholder.

Purchases, if any, will be made in compliance with Securities and Exchange Commission rules and regulations, subject to market conditions, applicable legal requirements, and other relevant factors. Neither the Company nor its majority stockholder is obligated to acquire any particular amount of common stock.

As of November 26, 2008, the Company had approximately 60 million shares of common stock outstanding.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibit

Exhibit No.	Description
99.1	Press release issued on November 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus G. Toal
Date: November 26, 2008	Name:	Sheamus G. Toal
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued November 26, 2008